UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 27, 2014

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California  91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.                                        Results of Operations and Financial Condition.

On January 29, 2014, Tetra Tech, Inc. (the “Registrant”) reported its results of operations for its first fiscal quarter ended December 29, 2013.  A copy of the press release issued by the Registrant concerning the foregoing and the event described in Item 7.01 below is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

Item 7.01.                                        Regulation FD Disclosure.

In June 2013, the Registrant’s Board of Directors authorized a stock repurchase program (the “Stock Repurchase Program”) under which the Registrant may repurchase up to $100 million of its common stock.  In November 2013, the Board of Directors amended the Stock Repurchase Program to revise the pricing parameters and to extend the program through fiscal 2014.  On January 27, 2014, the Board of Directors again amended the Stock Repurchase Program to revise the pricing parameters and to provide that $30 million of the authorized $100 million would be expended prior to the end of fiscal 2014.  A copy of the press release issued by the Registrant concerning the Stock Repurchase Program and the results of operations described in Item 2.02 above is furnished herewith as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The information contained in Items 2.02 and 7.01, and in the accompanying exhibit, shall not be incorporated by reference into any filing of the Registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing.  The information in this Current Report, including the exhibit hereto, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press Release, dated January 29, 2014, reporting the results of operations for the Registrant’s first fiscal quarter ended December 29, 2013, and amendments to the Registrant’s Stock Repurchase Program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	January 29, 2014	By:	/S/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer